                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY


                             FLEMING COMPANIES, INC.

                          9 1/4% SENIOR NOTES DUE 2010


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 18, 2002

                                       to

                       Indenture Dated as of June 18, 2002


                     MANUFACTURERS AND TRADERS TRUST COMPANY

                                     Trustee
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                                TABLE OF CONTENTS
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                                    ARTICLE I

                      Application of Supplemental Indenture
                  and Creation of 9 1/4% Senior Notes due 2010

Section 1.01        Application of This Supplemental Indenture...............................................     2
Section 1.02        Effect of Supplemental Indenture.........................................................     2
Section 1.03        Authentication; Designation and Amount of Notes..........................................     3
Section 1.04        Form and Dating..........................................................................     4
Section 1.05        Registrar and Paying Agent...............................................................     5
Section 1.06        Paying Agent to Hold Money in Trust......................................................     5
Section 1.07        Defaulted Interest.......................................................................     6
Section 1.08        Outstanding Notes........................................................................     6
Section 1.09        Treasury Notes...........................................................................     6

                                   ARTICLE II

                   Definitions and Incorporation by Reference

Section 2.01        Definitions..............................................................................     7
Section 2.02        Other Definitions........................................................................    32

                                   ARTICLE III

                              Transfer and Exchange

Section 3.01        Transfer and Exchange of Global Notes....................................................    33
Section 3.02        Global Notes.............................................................................    33
Section 3.03        Transfer and Exchange of Beneficial Interests in the Global Notes........................    33
Section 3.04        Transfer or Exchange of Beneficial Interests for Definitive Notes........................    36
Section 3.05        Transfer and Exchange of Definitive Notes for Beneficial Interests.......................    38
Section 3.06        Transfer and Exchange of Definitive Notes for Definitive Notes...........................    41
Section 3.07        Exchange Offer...........................................................................    42
Section 3.08        Legends..................................................................................    43
Section 3.09        Cancellation and/or Adjustment of Global Notes...........................................    44
Section 3.10        General Provisions Relating to Transfers and Exchanges...................................    45

                                   ARTICLE IV

                                   Redemption

Section 4.01        Optional Redemption......................................................................    46
Section 4.02        Mandatory Redemption.....................................................................    46
Section 4.03        Offer to Purchase by Application of Excess Proceeds......................................    47
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                                    ARTICLE V

                                    Covenants

Section 5.01        Restricted Payments......................................................................    49
Section 5.02        Dividend and Other Payment Restrictions Affecting Subsidiaries...........................    52
Section 5.03        Incurrence of Indebtedness...............................................................    53
Section 5.04        Asset Sales..............................................................................    54
Section 5.05        Transactions with Affiliates.............................................................    55
Section 5.06        Liens....................................................................................    56
Section 5.07        Offer to Repurchase upon Change of Control...............................................    56
Section 5.08        Limitation on Issuances and Sales of Capital Stock of Subsidiaries.......................    58
Section 5.09        Payments for Consent.....................................................................    58
Section 5.10        Additional Guarantees....................................................................    59
Section 5.11        Termination of Certain Covenants in Event of Investment Grade Rating.....................    59
Section 5.12        Additional Interest......................................................................    59
Section 5.13        Reports..................................................................................    59

                                   ARTICLE VI

                                Successor Company

Section 6.01        Merger, Consolidation and Sale of Assets.................................................    60
Section 6.02        Successor Corporation Substituted........................................................    61

                                   ARTICLE VII

                              Defaults and Remedies

Section 7.01        Events of Default........................................................................    62
Section 7.02        Acceleration.............................................................................    64
Section 7.03        Other Remedies...........................................................................    65
Section 7.04        Waiver of Past Defaults..................................................................    65
Section 7.05        Control by Majority......................................................................    65
Section 7.06        Limitation on Suits......................................................................    66
Section 7.07        Rights of Holders of Notes to Receive Payment............................................    66
Section 7.08        Collection Suit by Trustee...............................................................    66
Section 7.09        Trustee May File Proofs of Claim.........................................................    66
Section 7.10        Priorities...............................................................................    67
Section 7.11        Undertaking for Costs....................................................................    67

                                  ARTICLE VIII

                    Legal Defeasance and Covenant Defeasance

Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance.................................    68
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Section 8.02        Legal Defeasance and Discharge...........................................................    68
Section 8.03        Covenant Defeasance......................................................................    68
Section 8.04        Conditions to Legal or Covenant Defeasance...............................................    69
Section 8.05        Deposited Money and Government Securities to Be Held in Trust; Other
                        Miscellaneous Provisions.............................................................    70
Section 8.06        Repayment to Company.....................................................................    71
Section 8.07        Reinstatement............................................................................    71
Section 8.08        Satisfaction and Discharge...............................................................    71
Section 8.09        Application of Trust Money...............................................................    72

                                   ARTICLE IX

                        Amendment, Supplement and Waiver

Section 9.01        Without Consent of Holders of Notes......................................................    73
Section 9.02        With Consent of Holders of Notes.........................................................    73
Section 9.03        Compliance with Trust Indenture Act......................................................    75
Section 9.04        Revocation and Effect of Consents........................................................    75
Section 9.05        Notation on or Exchange of Notes.........................................................    75
Section 9.06        Trustee to Sign Amendments, etc..........................................................    75

                                    ARTICLE X

                                    Guarantee

Section 10.01       Guarantee................................................................................    76
Section 10.02       Limitation on Guarantor Liability........................................................    77
Section 10.03       Execution and Delivery of Note Guarantee.................................................    77
Section 10.04       Guarantors May Consolidate, etc., on Certain Terms.......................................    78
Section 10.05       Releases of Note Guarantees..............................................................    78

                                   ARTICLE XI

                                  Miscellaneous

Section 11.01       Trust Indenture Act Controls.............................................................    79
Section 11.02       Notices..................................................................................    79
Section 11.03       Communication by Holders of Notes with Other Holders of Notes............................    80
Section 11.04       Certificate and Opinion as to Conditions Precedent.......................................    81
Section 11.05       Statements Required in Certificate or Opinion............................................    81
Section 11.06       Rules by Trustee and Agents..............................................................    81
Section 11.07       No Personal Liability of Directors, Officers, Employees and
                        Stockholders.........................................................................    81
Section 11.08       Governing Law............................................................................    82
Section 11.09       No Adverse Interpretation of Other Agreements............................................    82
Section 11.10       Successors...............................................................................    82
Section 11.11       Severability.............................................................................    82
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Section 11.12       Counterpart Originals....................................................................    82
Section 11.13       Table of Contents, Headings, etc.........................................................    82

EXHIBIT A           FORM OF NOTE
EXHIBIT B           FORM OF NOTATION OF GUARANTEE
EXHIBIT C           FORM OF CERTIFICATE OF TRANSFER
EXHIBIT D           FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT E           FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT F           FORM OF SUPPLEMENT TO SUPPLEMENTAL INDENTURE
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                                      -iv-
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                  This FIRST SUPPLEMENTAL INDENTURE (this "Supplemental
Indenture") dated as of June 18, 2002 among Fleming Companies, Inc., an Oklahoma corporation (the "Company"), the Guarantors and Manufacturers and Traders Trust
Company, as trustee (the "Trustee") to the Indenture dated as of June 18, 2002 between the Company and the Trustee (the "Base Indenture" and as supplemented by this Supplemental Indenture, the "Indenture").

                                    RECITALS

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered the Base Indenture to provide for the issuance of the Company's debt securities in one or more series;

                  WHEREAS, Sections 2.1, 2.2 and 9.1 of the Base Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture to provide for specific terms applicable to any series of Securities (as defined in the Base Indenture) and to add to or modify the covenants of the Company or other provisions of the Base Indenture for the benefit of the Holders of all or any series of Securities;

                  WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance on the Issue Date, of $200,000,000 aggregate principal amount of its 9 1/4% Senior Notes due 2010 (the "Initial Notes");

                  WHEREAS, the Company may, if permitted to do so pursuant to the terms of the Credit Agreement, the Initial Notes, the Existing Notes and the terms of its other indebtedness existing on such future date, authorize the issuance of:

                  (i) if and when issued, additional 9 1/4% Senior Notes due 2010 which may be offered subsequent to the Issue Date in accordance with the Indenture (the "Additional Notes"), which may be in the form of Restricted Additional Notes or Unrestricted Additional Notes;

                  (ii) if and when issued pursuant to a registered exchange offer for Restricted Additional Notes as provided for in the applicable Registration Rights Agreement, if any, its additional 9 1/4% Senior Notes due 2010 (the "Exchange Notes"); and

                  (iii) if and when issued pursuant to a private exchange for Restricted Additional Notes as provided for in the applicable Registration Rights Agreement, if any, its additional 9 1/4% Senior Notes due 2010 (the "Private Exchange Notes," and together with the Initial Notes, any Additional Notes and any Exchange Notes, the "Notes"),

pursuant to this Supplemental Indenture and the Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, the Notes pursuant to the terms of this Supplemental Indenture and substantially in the form set forth as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Supplemental Indenture;

                  WHEREAS, the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture to provide for the guarantee of the Initial Notes by the Guarantors substan-
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                                      -2-

tially in the form of Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Supplemental Indenture; and

                  WHEREAS, all action on the part of the Company and the Guarantors necessary to make this Supplemental Indenture a valid agreement of the Company and the Guarantors and to authorize the issuance of the Initial Notes (and the Note Guarantee endorsed thereon) under the Indenture has been duly taken;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                      APPLICATION OF SUPPLEMENTAL INDENTURE
                  AND CREATION OF 9 1/4% SENIOR NOTES DUE 2010

Section 1.01        Application of This Supplemental Indenture.

                  Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02 below, are expressly and solely for the benefit of the Holders of the Notes and the Note Guarantees. The Notes constitute a series of Securities as provided in Section 2.1 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.

Section 1.02        Effect of Supplemental Indenture.

                  With respect to the Notes (and any Note Guarantee endorsed thereon) only, the Base Indenture shall be supplemented pursuant to Sections 2.1, 2.2 and 9.1 thereof to establish the terms of the Notes (and any Note Guarantee endorsed thereon) as set forth in this Supplemental Indenture, including as follows:

                  (a) Definitions. The definitions set forth in Article I of the Base Indenture shall be modified to the extent provided in Article II of this Supplemental Indenture;

                  (b) Form and Terms. The form and terms of the securities representing the Notes required to be established pursuant to Sections
         2.1 through 2.5, 2.9, 2.10 and 2.13 of the Base Indenture shall be established in accordance with Sections 1.03 through 1.09 of this Supplemental Indenture;

                  (c) Transfer and Exchange. The provisions of Section 2.7 of the Base Indenture regarding transfer and exchange are deleted and replaced in their entirety by the provisions of Article III of this Supplemental Indenture;
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                                      -3-



                  (d) Redemption. The provisions of Article III of the Base Indenture regarding redemption are supplemented by the provisions of
         Article IV of this Supplemental Indenture;

                  (e) Covenants. The provisions of Article IV of the Base Indenture regarding certain covenants of the Company are supplemented and amended by the provisions of Article V of this Supplemental Indenture;

                  (f) Successors. The provisions of Article V of the Base Indenture regarding successors are deleted and replaced in their entirety by Article VI of this Supplemental Indenture;

                  (g) Events of Default. The provisions of Article VI of the Base Indenture regarding Events of Default are deleted and replaced in their entirety by the provisions of Article VII of this Supplemental Indenture;

                  (h) Satisfaction and Discharge; Defeasance. The provisions of
         Article VIII of the Base Indenture regarding satisfaction, discharge and defeasance are deleted and replaced in their entirety by the provisions of Article VIII of this Supplemental Indenture;

                  (i) Amendments and Waivers. The provisions of Article IX of the Base Indenture regarding amendments and waivers are deleted and replaced in their entirety by the provisions of Article IX of this Supplemental Indenture;

                  (j) Guarantees. The provisions of Article X of this Supplemental Indenture regarding Note Guarantees shall supplement the Base Indenture; and

                  (k) Miscellaneous. The provisions of Article XI of this Supplemental Indenture regarding other items shall supplement the Base Indenture.

                  To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (k) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and any Note Guarantee endorsed thereon).

Section 1.03        Authentication; Designation and Amount of Notes.

                  The Notes shall be known and designated as the "9 1/4% Senior Notes due 2010." The Trustee shall, upon a written order of the Company signed by one or more Officers (an "Authentication Order"), authenticate Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $200,000,000 (other than as provided in Section 2.8 of the Base Indenture) (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Article III of this Supplemental Indenture or Section 2.8, 2.11 or 3.6 of the Base Indenture). The Trustee shall authenticate Additional Notes thereafter in an unlimited amount (so long as permitted by the terms of the Indenture) for original issue upon one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.8 of the Base Indenture). Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or Private
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                                      -4-


Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes and such other information as the Trustee shall reasonably request.

                  The Notes (including the Initial Notes and any Additional Notes, Exchange Notes or Private Exchange Notes) shall together constitute one series for purposes of the Base Indenture and this Supplemental Indenture, including, without limitation, vote, waivers, consents, amendments, redemptions and offers to purchase.

Section 1.04        Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 3.01 hereof.

                  (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Cedel Bank (as adopted by Clearstream) and any alternative or additional procedures from time to time adopted by Euroclear or Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

                  (d) Additional Notes. The terms of any Additional Notes shall be substantially identical to those of the Initial Notes (except for the first record date and the first interest payment date and except that Additional Notes may be issued as Restricted Additional Notes or Unrestricted Addi-
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                                      -5-


tional Notes). With respect to any Additional Notes, the Company shall set forth in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture;

                  (2) the issue price and issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto; and

                  (3) whether such Additional Notes shall be Restricted Additional Notes or Unrestricted Additional Notes, and in the case of Restricted Additional Notes, (i) any limitations on purchasers for such Restricted Additional Notes (e.g., issuances to qualified institutional buyers (as defined in Rule 144A) only) and (ii) any registration obligations relating to the Restricted Additional Notes, including relating to additional interest payable on such Notes in the event of the failure by the Company to register such Notes during the periods specified in the applicable Registration Rights Agreement.

Section 1.05        Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 1.06        Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying
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                                      -6-


Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 1.07        Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 of the Base Indenture. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 1.08        Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 1.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.8 of the Base Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.1 of the Base Indenture, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 1.09        Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, notice, direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

                                   ARTICLE II

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01        Definitions.

                  (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.

                  (b) The following are definitions used in this Supplemental Indenture and to the extent that a term is defined both herein and in the Base Indenture, unless otherwise specified, the definition in this Supplemental Indenture shall govern solely with respect to the Notes (and any Note Guarantee endorsed thereon).

                  "Acquired Indebtedness" means Indebtedness of a Person:

                  (a) existing at the time such Person becomes a Restricted Subsidiary of the Company; or

                  (b) assumed in connection with the acquisition of assets from such Person;

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

                  "Additional Interest" has the meaning given such term in the applicable Registration Rights Agreement.

                   "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar or Paying Agent.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Sale" means:

                  (a) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Sub-
sidiaries taken as a whole will be governed by Section 5.07 and/or Article VI and not by the provisions of Section 5.04); and

                  (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, whether in a single transaction or a series of related transactions, in either case:

                           (i) that have a fair market value in excess of $2.5
                  million; or

                           (ii) for net proceeds in excess of $2.5 million.

Notwithstanding the foregoing, a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or by a non-Wholly Owned Restricted Subsidiary to any other Restricted Subsidiary will not be deemed to be an Asset Sale.

                  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing:

                  (a) the sum of the products of:

                           (i) the number of years from the date of
                  determination to the date or dates of each successive scheduled principal payment of such Indebtedness; multiplied by

                           (ii) the amount of each such principal payment; by

                  (b) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment or succession to or change in any such law.

                  "Banks" means the banks and other financial institutions from time to time that are lenders under the Credit Agreement.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Borrowing Base Amount" means, as of any date, an amount equal to the sum of:

                  (a) 85% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries; and

                  (b) 60% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries,

all calculated on a consolidated basis and in accordance with GAAP. To the extent the information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

                  "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Issue Date, including, without limitation, all common stock and Preferred Stock.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

                  (c) a "Change of Control" has occurred under:

                           (i) clause (c) of the definition thereof under the
                  indenture for either the Existing Senior Notes or the Subordinated Notes due 2012; or

                           (ii) clause (iii) of the definition thereof under the
                  indenture for the Subordinated Notes due 2007; or

                  (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article VI.

                  "Clearstream" means Clearstream Banking, S.A.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Company" means Fleming Companies, Inc. and any and all successors thereto that become a party to the Indenture in accordance with its terms.

                  "Consolidated" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied.

                  "Consolidated EBITDA" means, with respect to the Company and its Restricted Subsidiaries on a Consolidated basis for any period, all determined in accordance with GAAP, the sum of, without duplication:

                  (a) Consolidated Net Income, plus

                  (b) Consolidated Interest Expense, to the extent deducted in computing such Consolidated Net Income, plus

                  (c) Consolidated Income Tax Expense, to the extent deducted in computing such Consolidated Net Income, plus

                  (d) Consolidated Non-Cash Charges, to the extent deducted in computing such Consolidated Net Income, minus

                  (e) non-cash items increasing such Consolidated Net Income (other than such non-cash items in the ordinary course of business).

                  "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of:

                  (a) Consolidated EBITDA for such period to:

                  (b) Consolidated Interest Expense for such period; provided that:

                           (i) in making such computation, the Consolidated
                  Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis; and

                                    (A) bearing a floating interest rate shall
                           be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; and

                                    (B) which was not outstanding during the
                           period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; and

                           (ii) in making such computation, Consolidated
                  Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, without duplication, for any period, the sum of:

                  (a) the interest expense of the Company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP, including, without limitation:

                           (i) amortization of debt discount;

                           (ii) the net cost under Interest Rate Agreements
                  (including amortization of discount);

                           (iii) the interest portion of any deferred payment
                  obligation; and

                           (iv) accrued interest; plus

                  (b) the aggregate amount for such period of dividends on any Redeemable Capital Stock or Preferred Stock of the Company and its Restricted Subsidiaries;

                  (c) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period; and

                  (d) all capitalized interest of the Company and its Restricted Subsidiaries, in each case under each of (a) through (d) determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication:

                  (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

                  (b) the portion of net income (or loss) of the Company and its Restricted Subsidiaries determined on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or any Restricted Subsidiary;

                  (c) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;

                  (d) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; and

                  (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

                  (a) the consolidated equity of the common equity holders of such Person and its Restricted Subsidiaries as of such date; plus

                  (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Redeemable Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock; less

                           (i) all write-ups (other than write-ups resulting
                  from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person;

                           (ii) all investments as of such date in
                  unconsolidated Restricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments); and

                           (iii) all unamortized debt discount and expense and
                  unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP (excluding any non-cash charges which require an accrual or reserve for any future period).

                  "Consolidated Senior Debt Leverage Ratio" of the Company means the ratio of (i) Consolidated Indebtedness of the Company and its Restricted Subsidiaries (other than Subordinated Indebtedness) as of the date of the transaction giving rise to the need to calculate such Consolidated Senior Debt Leverage Ratio to (ii) Consolidated EBITDA for the four full fiscal quarters immediately preceding the date of the transaction giving rise to the need to calculate such Consolidated Senior Debt Leverage Ratio, taken as one period.

                  "Consolidated Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of the Company and its majority-owned or Wholly Owned Restricted Subsidiaries less:

                  (a) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount; and

                  (b) appropriate adjustments on account of minority interests of other persons holding stock in any majority-owned Restricted Subsidiary of the Company.

                  "Consolidated Total Assets" means, with respect to the Company, the total of all assets appearing on the Consolidated balance sheet of the Company and its majority-owned or Wholly Owned Restricted Subsidiaries, as determined on a Consolidated basis in accordance with GAAP.

                  "Credit Agreement" means the credit agreement dated as of June 18, 2002 among the Company, the Banks, the agents listed therein and Deutsche Bank Trust Company Americas, as administrative agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

                  "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries.

                  "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Global Notes as contemplated by Section 1.05.

                  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

                  "Distribution Compliance Period" means the "distribution compliance period" as defined in Regulation S.

                  "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

                  "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company generating gross proceeds to the Company of at least $50.0 million (other than the equity offering occurring on the Issue
Date).

                  "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" means, in the case of Restricted Additional Notes, the offer to exchange such Notes in accordance with the terms of the applicable Registration Rights Agreement.

                  "Existing Notes" means, collectively, the Existing Senior Notes and the Subordinated Notes.

                  "Existing Senior Notes" means the Company's 10 1/8% Senior Notes due 2008.

                  "Fair Market Value" means, with respect to any asset or property, a price which could be negotiated in an arm's length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure to complete the transaction. Fair Market Value shall be determined by officers of the Company acting in good faith; provided that any transaction that results in a price in excess of $10.0 million shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution attached to an Officers' Certificate delivered to the Trustee.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect on the Issue Date.

                  "Global Note Legend" means the legend set forth in Section 3.08(b) which is required to be placed on all Global Notes issued under the Indenture.

                  "Global Notes" means, individually and collectively, each Note in global form issued under the Indenture, substantially in the form of Exhibit A, bearing the Global Note Legend and issued in accordance with Section 1.04 and, in the case of exchanges of Notes initially issued as Restricted Additional Notes, Section 3.05(b) or 3.07.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

                  "Guaranteed Debt" means, with respect to any Person, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

                  (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

                  (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

                  (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

                  (d) to maintain working capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

                  (e) otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantor" means each Restricted Subsidiary of the Company and each such Subsidiary's Restricted Subsidiaries that have executed the Indenture on the Issue Date and any Restricted Subsidiary that is required pursuant to Section 5.10, after the Issue Date, to execute a Note Guarantee pursuant to the Indenture until a successor replaces any such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

                  "Holder" or "Noteholder" means a Person in whose name a Note is registered.

                  "IAI Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to an Institutional Accredited Investor.

                  "Indebtedness" means, with respect to any Person, without duplication:

                  (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

                  (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

                  (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

                  (d) all Capital Lease Obligations of such Person;

                  (e) all obligations under Interest Rate Agreements or Currency Agreements of such Person;

                  (f) indebtedness referred to in clauses (a) through (e) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

                  (g) all Guaranteed Debt of such Person;

                  (h) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

                  (i) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (a) through (h) above.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

                  "Interest Payment Date" means June 15 and December 15 of each year commencing, solely with respect to the Initial Notes, December 15, 2002.

                  "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

                  "Investee Store" means a Person in which the Company or any of its Restricted Subsidiaries has invested equity capital, to which it has made loans or for which it has guaranteed loans, in accordance with the business practice of the Company and its Restricted Subsidiaries of making equity investments in, making loans to or guaranteeing loans made to Persons for the purpose of assisting any such Person in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores.

                  "Investment" means, with respect to any Person, directly or indirectly:

                  (a) any advance (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the Consolidated balance sheet of the Company and its Restricted Subsidiaries), loan or other extension of credit (including by way of guarantee); or

                  (b) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others); or

                  (c) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person.

The Company shall be deemed to make an Investment in an amount equal to the greater of the book value (as determined in accordance with GAAP) and Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither the Company nor any of its Restricted Subsidiaries has theretofore made an Investment in such Restricted Subsidiary, in an amount equal to the Investments being made) at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or any Restricted Subsidiary shall be deemed an Investment valued at the greater of its book value (as determined in accordance with GAAP) and its Fair Market Value at the time of such transfer.

                  "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

                  "Issue Date" means June 18, 2002, the date of original issuance of the Initial Notes.

                  "Joint Venture" means any Person in which the Company or any of its Restricted Subsidiaries owns 30% or more of the Voting Stock (other than as a result of a Public Equity Offering).

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Restricted Additional Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity or on a redemption date or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the assets or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnity in respect of the sale price of such asset or assets in each case established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness:

                  (a) as to which neither the Company nor any of its Restricted
         Subsidiaries:

                           (i) provides credit support of any kind (including
                  any undertaking, agreement or instrument that would constitute indebtedness);

                           (ii) is directly or indirectly liable (as a guarantor
                  or otherwise); or

                           (iii) constitutes the lender;

                  (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Note Guarantee" means any guarantee by a Guarantor of the Company's obligations under the Indenture.

                  "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the President, Chief Executive Officer, any Vice President, Chief Operating Officer, Treasurer, Secretary or the Chief Financial Officer of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in the Indenture shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in the Indenture relating thereto and
(ii) a statement as to whether, in the opinion of the signers, such conditions has been complied with.

                  "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of any Restricted Additional Notes sold in reliance on Rule 144A.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
11.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Pari Passu Indebtedness" means (a) with respect to the Notes, Indebtedness which ranks pari passu in right of payment to the Notes, and (b) with respect to any Note Guarantee, Indebtedness which ranks pari passu in right of payment to such Note Guarantee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "Participating Broker-Dealer" means any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer.

                  "Permitted Consideration" means consideration consisting of any combination of the following:

                  (a) cash or Temporary Cash Investments;

                  (b) assets used or intended for use in the Company's business as conducted on the Issue Date;

                  (c) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                  (d) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary; provided that the aggregate amount of such securities, notes or other obligations received by the Company and its Restricted Subsidiaries pursuant to this clause (d) after the Issue Date and held or carried at any date of determination shall not exceed $75.0 million.

                  "Permitted Indebtedness" means any of the following Indebtedness of the Company or any Restricted Subsidiary, as the case may be:

                  (a) Indebtedness of the Company and guarantees of the Guarantors under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of:

                           (i) $1.0 billion, less

                                    (A) the amount of mandatory repayments
                           actually made by the Company or any such Restricted Subsidiary since the Issue Date with Net Proceeds of an Asset Sale in respect of term Indebtedness under the Credit Agreement; and

                                    (B) further reduced by the amount of
                           mandatory repayments of revolving credit Indebtedness thereunder (accompanied by a corresponding commitment reduction thereunder) actually made by the Company or any such Restricted Subsidiary since the Issue Date with Net Proceeds of an Asset Sale; or

                           (ii) the Borrowing Base Amount;

                  (b) Indebtedness of the Company and guarantees of the Guarantors under uncommitted bank lines of credit (including any refinancings of such Indebtedness); provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses
         (a), (b) and (j) of this definition does not exceed the maximum amount of Indebtedness permitted under clause (a) of this definition;

                  (c) Indebtedness of the Company and the Guarantors evidenced by the Notes and the Note Guarantees with respect thereto under the Indenture in an aggregate principal amount not to exceed $200.0 million;

                  (d) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

                  (e) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business

                           (i) pursuant to Interest Rate Agreements designed to
                  protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness or retailer notes receivables, which, if related to Indebtedness or such retailer notes receivables, do not exceed the aggregate notional principal amount of such Indebtedness to which such Interest Rate Agreements relate, or

                           (ii) under any Currency Agreements in the ordinary
                  course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates which, if related to Indebtedness, do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

                  (f) Indebtedness of the Company owing to a Wholly Owned Restricted Subsidiary or of any Restricted Subsidiary owing to the Company or any Wholly Owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or another Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or Restricted Subsidiary, as the case may be, not permitted by this clause (f);

                  (g) Indebtedness in respect of letters of credit, surety bonds and performance bonds provided in the ordinary course of business;

                  (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten business days of its incurrence;

                  (i) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

                  (j) Indebtedness of the Company evidenced by commercial paper issued by the Company (including any refinancings of such Indebtedness); provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (a), (b) and (j) of this definition does not exceed the maximum amount of Indebtedness permitted under clause (a) of this definition;

                  (k) Indebtedness of the Company pursuant to guarantees by the Company or any Guarantor in connection with any Permitted Receivables Financing; provided, however, that such Indebtedness shall not exceed 20% of the book value of the Transferred Receivables at the time such Transferred Receivables are sold or in the case of receivables arising from direct financing leases, 30% of the book value thereof;

                  (l) Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (a) through (k) of this definition of "Permitted Indebtedness," together with any other outstanding Indebtedness incurred pursuant to this clause (l) (including any refinancings of such Indebtedness), not to exceed $100.0 million at any time outstanding in the aggregate; and

                  (m) any renewals, extensions, substitutions, refunding, refinancings or replacements (each, a "refinancing") of any Indebtedness described in clauses (c) and (d) of this definition of "Permitted Indebtedness," including any successive refinancings, so long as:

                           (i) the aggregate principal amount of Indebtedness
                  represented thereby is not increased by such refinancing, for more than 60 days following the issuance thereof, to an amount greater than such principal amount plus the lesser of (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of the Company or any Restricted Subsidiary, as the case may be, incurred in connection with such refinancing;

                           (ii) in the case of any refinancing of Subordinated
                  Indebtedness, such new Indebtedness is subordinated to the Notes or the applicable Note Guarantee, as the case may be, at least to the same extent as the Indebtedness being refinanced; and

                           (iii) such refinancing does not reduce the Average
                  Life to Stated Maturity or the Stated Maturity of such Indebtedness.

                  For purposes of determining compliance with Section 5.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (m) above or is permitted to be incurred pursuant to the Consolidated

Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 5.03. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of Section 5.03.

                  "Permitted Investment" means

                  (a) Investments in any Wholly Owned Restricted Subsidiary or any Restricted Subsidiary that is a Guarantor or any Investment in any Person by the Company or any Restricted Subsidiary as a result of which such Person becomes a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor or any Investment in the Company by a Restricted Subsidiary;

                  (b) intercompany Indebtedness to the extent permitted under clause (f) of the definition of "Permitted Indebtedness" and Indebtedness in connection with a Permitted Receivables Financing permitted under clause (k) of the definition of "Permitted Indebtedness";

                  (c) Temporary Cash Investments;

                  (d) sales of goods and services on trade credit terms consistent with the Company's past practices or otherwise consistent with trade credit terms in common use in the industry;

                  (e) Investments in direct financing leases for equipment and real estate owned or leased by the Company and leased to its customers in the ordinary course of business consistent with past practice;

                  (f) Investments in Joint Ventures related to the Company's operations, not to exceed $50.0 million at any one time outstanding;

                  (g) Investments in Investee Stores either in the form of equity, loans or other extensions of credit; provided that any such Investment may only be made if the amount thereof, when added to the aggregate outstanding amount of Permitted Investments in Investee Stores (excluding for purposes of this clause (g) any Investments made pursuant to clause (e)), after giving effect to any loan repayments or returns of capital in respect of any Permitted Investment in Investee Stores, does not exceed 12.5% of Consolidated Total Assets at the time of determination;

                  (h) Investments as a result of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale made in compliance with Section 5.04;

                  (i) other Investments, in addition to those permitted under
         (a) through (h) above, in an aggregate amount not to exceed $25.0 million; and

                  (j) any substitutions or replacements of any Investment so long as the aggregate amount of such Investment is not increased by such substitution or replacement.

                  "Permitted Liens" means, with respect to any Person:

                  (a) Liens existing as of the Issue Date;

                  (b) Liens securing Indebtedness permitted to be incurred pursuant to clauses (a), (b) and (j) of the definition of "Permitted Indebtedness";

                  (c) Liens securing the Notes and the Note Guarantees;

                  (d) any Lien arising by reason of:

                           (i) any judgment, decree or order of any court, so
                  long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                           (ii) taxes, assessments, governmental charges or
                  levies not yet delinquent or which are being contested in good faith;

                           (iii) security for payment of workers' compensation
                  or other insurance;

                           (iv) security for the performance of tenders, leases
                  (including, without limitation, statutory and common law landlord's liens) and contracts (other than contracts for the payment of money);

                           (v) zoning restrictions, easements, licenses,
                  reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers and restrictions on the use of property or minor irregularities of title (and, with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

                           (vi) deposits to secure public or statutory
                  obligations;

                           (vii) operation of law in favor of growers, dealers
                  and suppliers of fresh fruits and vegetables, carriers, mechanics, materialmen, laborers, employees or suppliers incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                           (viii) the grant by the Company to licensees,
                  pursuant to security agreements, of security interests in trademarks and goodwill, patents and trade secrets of the Company to secure the damages, if any, of such licensees, resulting from the rejection of the license of such licensees in a bankruptcy, reorganization or similar proceeding with respect to the Company; or

                           (ix) security for surety or appeal bonds;

                  (e) any Lien on any property or assets of a Restricted Subsidiary in favor of the Company or any Wholly Owned Restricted Subsidiary;

                  (f) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any assets of the Company or any Restricted Subsidiary other than the assets acquired in the transaction resulting in such Acquired Indebtedness being incurred by the Company or Restricted Subsidiary, as the case may be;

                  (g) any Lien to secure the performance of bids, trade contracts, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

                  (h) any Lien securing any Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (e) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

                  (i) any Lien on an asset securing Indebtedness (including Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided that such Lien covers only such asset and attaches concurrently or within 180 days after the acquisition or completion of construction thereof;

                  (j) any Lien on real or personal property securing Capital Lease Obligations of the Company or any Restricted Subsidiary as lessee with respect to such real or personal property:

                           (i) to the extent that the Company or such Restricted
                  Subsidiary has entered into (and not terminated), or has a binding commitment for, subleases on terms which, to the Company or such Restricted Subsidiary, are at least as favorable, on a current basis, as the terms of the corresponding capital lease; or

                           (ii) under which the aggregate principal component of
                  the annual rent payable does not exceed $5.0 million;

                  (k) any Lien on a Transferred Receivable or other receivable that is transferred in a Permitted Receivables Financing;

                  (l) any Lien consisting of any pledge to any Person of Indebtedness owed by any Restricted Subsidiary to the Company or to any Wholly Owned Restricted Subsidiary; provided that:

                           (i) such Restricted Subsidiary is a Guarantor; and

                           (ii) the principal amount pledged does not exceed the
                  Indebtedness secured by such pledge;

                  (m) Liens securing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:

                           (i) are no less favorable to the Holders and are not
                  more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and

                           (ii) do not extend to or cover any property or assets
                  of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced; and

                  (n) any extension, renewal, substitution or replacement, in whole or in part, of any Lien described in the foregoing clauses (d) through (l); provided that the Lien so extended, renewed, substituted or replaced does not extend to any additional property or assets.

                  "Permitted Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the Company or any of its Restricted Subsidiaries of receivables to any other Person; provided that after giving effect to such transaction the sum of:

                  (a) the aggregate uncollected balances of the receivables so transferred ("Transferred Receivables"); plus

                  (b) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case at the date of determination, would not exceed $600.0 million.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                  "Private Placement Legend" means the legend set forth in
Section 3.08(a) to be placed on any Restricted Additional Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

                  "Public Equity Offering" means with respect to the last sentence of Section 5.08, a primary or secondary public offering of equity securities of any Restricted Subsidiary of the Company pursuant to an effective registration statement under the Securities Act.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                  "Rating Agency" means any of:

                  (a) S&P;

                  (b) Moody's; or

                  (c) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be, and, in each case, any successors thereto.

                  "Rating Category" means:

                  (a) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

                  (b) with respect to Moody's, any of the following categories:
         Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

                  (c) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and -- for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB -- to B+, will constitute a decrease of one gradation).

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

                  "refinancing" has the meaning specified in the definition of "Permitted Indebtedness" set forth herein.

                  "Registration Rights Agreement" means one or more registration rights agreements to be entered into by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Restricted Additional Notes which may be issued under the Indenture from time to time to register such notes, or exchange such notes for Exchange Notes or Private Exchange Notes, under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act, as such may be amended from time to time, or any similar rules or regulation hereafter adopted by the Commission.

                  "Regulation S Global Note" means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of any Restricted Additional Notes initially sold in reliance on Rule 903.

                  "Restricted Additional Notes" means Additional Notes that, upon issuance, are not registered under the Securities Act and which shall be initially issued as Restricted Global Notes and/or Restricted Definitive Notes.

                  "Restricted Definitive Notes" means one or more Definitive Notes that bears the Private Placement Legend.

                  "Restricted Global Note" means a Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend, the Private Placement Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Rule 903" means Rule 903 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Rule 904" means Rule 904 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

                  "Shelf Registration" means the shelf registration relating to any Restricted Additional Notes to be provided for in the applicable Registration Rights Agreement.

                  "Significant Subsidiary" of the Company means any Subsidiary of the Company that is a "significant subsidiary" as defined in Regulation S-X under the Exchange Act.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

                  "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes or the Note Guarantees, as the case may be.

                  "Subordinated Notes" means, collectively, the Subordinated Notes due 2007 and the Subordinated Notes due 2012.

                  "Subordinated Notes due 2007" means the Company's 10 5/8% Senior Subordinated Notes due 2007.

                  "Subordinated Notes due 2012" means the Company's 9 7/8% Senior Subordinated Notes due 2012.

                  "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Restricted Subsidiaries, or by the Company and one or more other Restricted Subsidiaries.

                  "Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of a majority-owned or Wholly Owned Restricted Subsidiary of the Company less the following:

                  (a) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and

                  (b) appropriate adjustments on account of minority interests of other Persons holding stock in any such majority-owned Restricted Subsidiary of the Company.

                  "Temporary Cash Investments" means:

                  (a) any evidence of Indebtedness issued by the United States, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States;

                  (b) any certificate of deposit issued by, or time deposit of, a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P;

                  (c) commercial paper issued by a corporation (other than an Affiliate or Restricted Subsidiary of the Company) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1 (or higher) according to S&P;

                  (d) any money market deposit accounts issued or offered by a financial institution that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million;

                  (e) short term tax-exempt bonds with a rating, at the time as of which any investment is made therein, of "Aa3" (or higher) according to Moody's or "AA -- " (or higher) according to S&P;

                  (f) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially in the investments of the type described in clauses (a) through (e); and

                  (g) repurchase and reverse repurchase obligations with the term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b); provided that in the case of clauses (a), (b), (c) and (e), such investment matures within one year from the date of acquisition thereof.

                  "Transferred Receivables" has the meaning specified in the definition of "Permitted Receivables Financing" set forth herein.

                  "Unrestricted Additional Notes" means Additional Notes that are distributed pursuant to an effective registration statement under the Securities Act and which shall be initially issued as Unrestricted Global Notes and/or Unrestricted Definitive Notes.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, but that does not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (a) has no Indebtedness other than Non-Recourse Debt;

                  (b) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                  (e) does not directly or through any of its Subsidiaries own any Capital Stock of, or own or hold any Lien on any property of, the Company or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
5.01. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.03, the Company shall be in default of Section 5.03). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

                  (a) such Indebtedness is permitted under the covenant described under Section 5.03; and

                  (b) no Default or Event of Default would be in existence following such designation.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" means stock or securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than directors' qualifying shares) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

Section 2.02        Other Definitions.

                                                                  Defined
Term                                                             in Section
----                                                             ----------
"Additional Notes" ..........................................     Recitals
"Affiliate Transaction" .....................................      5.05
"Asset Sale Offer" ..........................................      4.03
"Authentication Order" ......................................      1.03
"Base Indenture" ............................................     Recitals
"Change of Control Date" ....................................       5.07
"Change of Control Purchase Date" ...........................       5.07
"Change of Control Purchase Offer" ..........................       5.07
"Change of Control Purchase Price" ..........................       5.07
"Company" ...................................................     Recitals
"Covenant Defeasance" .......................................      8.03
"Defeasance Redemption Date" ................................      8.04
"DTC" .......................................................      1.05
"Excess Proceeds" ...........................................       5.04
"Exchange Notes" ............................................     Recitals
"Indenture" .................................................     Recitals
"Initial Notes" .............................................     Recitals
"Notes" .....................................................     Recitals
"Offer Amount" ..............................................      4.03
"Offer Payment Date" ........................................      5.07
"Offer Period" ..............................................      4.03
"Paying Agent" ..............................................      1.05
"Private Exchange Notes" ....................................     Recitals
"Purchase Date" .............................................      4.03
"Registrar" .................................................      1.05
"Supplemental Indenture" ....................................     Recitals

"Surviving Entity" ..........................................       6.01
"Trustee" ...................................................     Recitals

                                   ARTICLE III

                              TRANSFER AND EXCHANGE

Section 3.01        Transfer and Exchange of Global Notes.

                  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in
(i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in this Article III and Sections 2.08 and 2.11 of the Base Indenture. Except as provided in this Section
3.01 and in Section 3.03(b) and Section 3.04 for the exchange or transfer of Global Notes for Definitive Notes, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Article III or Sections 2.08 or 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02, 3.03, 3.04 or 3.05.

Section 3.02        Global Notes.

                  (a) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Cedel Bank (as adopted by Clearstream) and any alternative or additional procedures from time to time adopted by Euroclear or Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 3.03        Transfer and Exchange of Beneficial Interests in the Global
                    Notes.

                  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (a) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.03(a).

                  (b) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.03(a) above, the transferor of such beneficial interest must deliver to the Depositary either (i) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (ii) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in any Regulation S Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 3.07, the requirements of this Section 3.03(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.09.

                  (c) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.03(b) above and the Registrar receives the following:

                           (i) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                           (ii) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                           (iii) if the transferee will take delivery in the
                  form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

                  (d) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 3.03(b) above and:

                           (i) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (ii) such transfer is effected pursuant to the Shelf
                  Registration in accordance with the Registration Rights Agreement;

                           (iii) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the registration statement filed to effect the Exchange Offer in accordance with the Registration Rights Agreement; or

                           (iv) the Registrar receives the following:

                                    (A) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D, including the certifications in item (1)(a) thereof; or

                                    (B) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global

                           Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 1.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

Section 3.04    Transfer or Exchange of Beneficial Interests for Definitive
                Notes.

                  (a) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D, including the certifications in item (2)(a) thereof;

                  (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item
         (1) thereof;

                  (iii) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (2) thereof;

                  (iv) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(a) thereof;

                  (v) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (vi) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(b) thereof; or

                  (vii) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.09, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.04 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.04(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (b) Notwithstanding Sections 3.04(a)(i) and (iii), a beneficial interest in any Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (c) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (ii) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

                  (iii) such transfer is effected by a Participating Broker-Dealer pursuant to the registration statement filed to effect the Exchange Offer in accordance with the Registration Rights Agreement; or

                  (iv) the Registrar receives the following:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D, including the certifications in item (1)(b) thereof; or

                           (B) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (d) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.03(c), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.09, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 3.04(d) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
Note issued in exchange for a beneficial interest pursuant to this Section 3.04(d) shall not bear the Private Placement Legend.

Section 3.05        Transfer and Exchange of Definitive Notes for Beneficial
                    Interests.

                  (a) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (i) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (2)(b) thereof;

                  (ii) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (1) thereof;

                  (iii) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (2) thereof;

                  (iv) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(a) thereof;

                  (v) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (vi) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(b) thereof; or

                  (vii) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note and, in all other cases, the IAI Global Note.

                  (b) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (ii) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

                  (iii) such transfer is effected by a Participating Broker-Dealer pursuant to the registration statement filed to effect the Exchange Offer in accordance with the Registration Rights Agreement; or

                  (iv) the Registrar receives the following:

                           (A) if the Holder of such Definitive Notes proposes
                  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item
                  (1)(c) thereof; or

                           (B) if the Holder of such Definitive Notes proposes
                  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item
                  (4) thereof;

         and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.05(b), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (c) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (b)(ii), (b)(iv) or (c) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 1.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

Section 3.06        Transfer and Exchange of Definitive Notes for Definitive
                    Notes.

                  Upon written request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 3.06, the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.06.

                  (a) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (i) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications in item (1) thereof;

                           (ii) if the transfer will be made pursuant to Rule
                  903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications in item (2) thereof; and

                           (iii) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (b) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (i) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (ii) any such transfer is effected pursuant to the
                  Shelf Registration in accordance with the Registration Rights Agreement;

                           (iii) any such transfer is effected by a
                  Participating Broker-Dealer pursuant to the registration statement filed to effect the Exchange Offer in accordance with the Registration Rights Agreement; or

                           (iv) the Registrar receives the following:

                                    (A) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (1)(d) thereof; or

                                    (B) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (iv), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (c) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

Section 3.07        Exchange Offer.

                  Notwithstanding the provisions of Section 3.03, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 1.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver (i) to the Depositary, the Unrestricted Global Note(s) in the amount(s) referred to above and (ii) to the Persons designated by the Holders of Definitive Notes so accepted, Definitive Notes in the appropriate principal amounts, in each case in accordance with the applicable terms of the Indenture.

Section 3.08        Legends.

                  The following legends shall appear on the face of all Restricted Global Notes and Restricted Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

                  (a) Private Placement Legend.

                  (i) Except as permitted by subparagraph (ii) below, each Restricted Additional Note evidenced by a Global Note or a Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),
                  (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO FLEMING COMPANIES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF FLEMING COMPANIES, INC. SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION

                  STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND FLEMING COMPANIES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 (ii) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Section 3.03(d), 3.04(c), 3.04(d), 3.05(b), 3.05(c), 3.06(b), 3.06(c) or 3.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (b) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.01 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

Section 3.09        Cancellation and/or Adjustment of Global Notes.

                  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 3.10        General Provisions Relating to Transfers and Exchanges.

                  (a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (b) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.7, 2.11, 2.14.2 or 3.6 of the Base Indenture or Sections 4.03, 5.04 and 5.07 of this Supplemental Indenture.

                  (c) The Registrar shall not be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under
Section 3.3 of the Base Indenture and ending at the close of business on such day of mailing, or (B) to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (e) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.3 of the Base Indenture and ending at the close of business on such day of mailing, or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (g) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 1.03.

                  (h) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Article III to effect a registration of transfer or exchange may be submitted by facsimile.

                                   ARTICLE IV

                                   REDEMPTION

Section 4.01        Optional Redemption.

                  (a) Except as set forth in paragraph (b) below, the Notes are not redeemable before June 15, 2006. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below.

                             YEAR                              PERCENTAGE
             ------------------------------------------------  ----------
             2006 ...........................................  104.6250%
             2007 ...........................................  102.3125%
             2008 and thereafter ............................  100.0000%

                  In addition, the Company must pay all accrued and unpaid interest on the Notes redeemed.

                  (b) Notwithstanding the foregoing, up to 35% of the initial aggregate principal amount of the Notes may be redeemed on or prior to June 15, 2005, at the option of the Company, within 90 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 109.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders on relevant record dates to receive interest due on relevant Interest Payment Dates); provided that after giving effect to such redemption at least 65% of the Notes originally issued under the Indenture remain outstanding.

                  Other than as specifically provided in this Section 4.01, any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Sections 3.1 through 3.6 of the Base Indenture.

Section 4.02        Mandatory Redemption.

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes prior to Maturity.

Section 4.03        Offer to Purchase by Application of Excess Proceeds.

                  In the event that, pursuant to Section 5.04 hereof, the Company shall be required to commence an offer to all Holders and holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase Notes, it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 5.04 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 4.03 and Section 5.04 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the

         Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.03. The Company, the Depositary or the Paying Agent at the expense of the Company, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver at the expense of the Company, such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  Other than as specifically provided in this Section 4.03, any purchase pursuant to this Section 4.03 shall be made pursuant to the provisions of Sections 3.1 through 3.6 of the Base Indenture.

                                    ARTICLE V

                                    COVENANTS

                  The covenants contained in this Article V and Sections 4.1 through 4.6 of the Base Indenture shall be applicable to the Notes. In the event that this Article V conflicts with any provision of the Base Indenture, the provisions of this Article V shall govern and be controlling, solely with respect to the Notes (and any Note Guarantee endorsed thereon).

Section 5.01        Restricted Payments.

                  (a) The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to the holders of, any Capital Stock of the Company or of any Restricted Subsidiary (other than dividends or distributions payable
         (A) solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary or in options, warrants or other rights to purchase such Qualified Capital Stock or (B) by a Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary);

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Restricted Subsidiary or any options, warrants or other rights to acquire such Capital Stock held by any Person (other than the Company or any Wholly Owned Restricted Subsidiary of the Company);

                  (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness; or

                  (iv) make any Investment (other than any Permitted Investment) in any Person (such payments described in clauses (i) through (iv) and not excepted thereby are collectively referred to herein as "Restricted Payments");

unless at the time of and immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, being the Fair Market Value thereof as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution):

                  (1) no Default or Event of Default shall have occurred and be continuing;

                  (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with Section 5.03 hereof; and

                  (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the Issue Date, is less than the sum of, without duplication:

                           (w) 50% of the aggregate cumulative Consolidated Net
                  Income of the Company for the period (taken as one accounting period) from April 21, 2002 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                           (x) 100% of the aggregate net cash proceeds received
                  by the Company as capital contributions or from the issue or sale after the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Redeemable Capital Stock or debt securities that have been converted into Redeemable Capital Stock); plus

                           (y) any cash received by the Company after the date
                  of initial issuance of the Notes as a dividend or distribution from any of its Unrestricted Subsidiaries less the cost of disposition and taxes, if any (but in each case excluding any such amounts included in Consolidated Net Income); plus

                           (z) $62.0 million.

                  (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses (ii), (iii), (iv) and (vi) below) at the time of and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if such dividend would have been permitted on the date of declaration;

                 (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was, by its terms, required to be redeemed);

                (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the Stated Maturity of the Subordinated Indebtedness to be acquired or retired);

                 (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness of the Company or a Guarantor, as the case may be, so long as:

                           (A) the principal amount of such new Subordinated
                  Indebtedness does not exceed, for more than 60 days following the issuance thereof, the principal amount

                  (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of reasonable expenses of the Company or such Guarantor, as the case may be, incurred in connection with such refinancing;

                           (B) such new Subordinated Indebtedness is
                  subordinated to the Notes or the Note Guarantee of such Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired; and

                           (C) such new Subordinated Indebtedness has an Average
                  Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes;

                  (v) the payment of a dividend on the Company's Capital Stock (other than Redeemable Capital Stock) of up to $0.08 per quarter per share (or up to $0.32 per annum per share; provided that dividend payments may not be cumulated for more than four consecutive quarters);

                 (vi) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company issued pursuant to options granted under stock option plans of the Company, in order to pay withholding taxes due as a result of income recognized upon the exercise of such options; provided that:

                           (A) the Company is permitted, by the terms of such
                  plans, to effect such purchase, redemption or other acquisition or retirement for value of such shares; and

                           (B) the aggregate consideration paid by the Company
                  for such shares so purchased, redeemed or otherwise acquired or retired for value does not exceed $2 million during any fiscal year of the Company;

                (vii) the repurchase of Capital Stock of the Company deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and

                 (viii) in addition to clause (iv) above, the purchase, redemption, defeasance or other acquisition or retirement for value of the Subordinated Notes in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Restricted Subsidiary) of, Indebtedness of the Company or a Restricted Subsidiary, as the case may be, so long as such Indebtedness is incurred in accordance with Section 5.03(c) hereof.

                  (c) The actions described in clauses (ii), (iii), (v) and (vi) of paragraph (b) above shall be Restricted Payments that shall be permitted to be taken in accordance with paragraph (b) above but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above.

Section 5.02        Dividend and Other Payment Restrictions Affecting
                    Subsidiaries.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (b) make loans or advances to the Company or any of its Restricted Subsidiaries;

                  (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

                  (d) grant Liens in favor of Holders; or

                  (e) guarantee the Notes;

         except in each case for such encumbrances or restrictions existing under or by reason of:

                           (i) Indebtedness of the Company or any Restricted
                  Subsidiary outstanding on the Issue Date;

                           (ii) the Credit Agreement as in effect as of the
                  Issue Date, and any amendments, modifications, restatements, renewals, increase, supplements, refunding, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increase, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement in effect on the Issue Date;

                           (iii) the Indenture and the Notes;

                           (iv) applicable law;

                           (v) any instrument governing Indebtedness or Capital
                  Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                           (vi) by reason of customary non-assignment provisions
                  in existing and future leases entered into in the ordinary course of business and consistent with past practices;

                           (vii) purchase money obligations for property
                  acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired; and

                           (viii) restrictions incurred by the Company or any
                  Restricted Subsidiary in connection with any Permitted Receivables Financing.

Section 5.03        Incurrence of Indebtedness.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, the Company and the Guarantors may incur Indebtedness if, at the time of such event (and after giving effect on a pro forma basis to:

                  (i) the incurrence of such Indebtedness and (if applicable) the application of the proceeds therefrom, including to refinance other Indebtedness;

                  (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and

                  (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period as if such acquisition or disposition had occurred at the beginning of such four-quarter period), the Consolidated Fixed Charge Coverage Ratio of the Company for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date, with such pro forma adjustments as may be determined in accordance with GAAP and the rules, regulations and guidelines of the Commission (including without limitation
Article 11 of Regulation S-X under the Exchange Act), would have been at least equal to 2.25 to 1.

                  (b) The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

                  (c) The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (other than Subordinated Indebtedness), whether pursuant to clause (a) of this Section 5.03 or pursuant to one or more items of Permitted Indebtedness, the proceeds of which will be used to repay in whole or in part any Subordinated Notes. Notwithstanding the foregoing sentence, the Company and the Restricted Subsidiaries (to the extent the Company and/or such Restricted Subsidiary is permitted to incur such Indebtedness pursuant to clause (a) above or pursuant to one or more items of Permitted Indebtedness) may incur such Indebtedness if, at the time of such event (and after giving effect on a pro forma basis to:

                  (i) the incurrence of such Indebtedness and the application of the proceeds therefrom, including to refinance the Subordinated Notes; and

                  (ii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of the four-quarter period referred to in the definition of "Consolidated Senior Debt Leverage Ratio" as if such acquisition or disposition had occurred at the beginning of such four-quarter period), the Consolidated Senior Debt Leverage Ratio of the Company would have been less than 2.75 to 1.

Section 5.04        Asset Sales.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless the Company or such Restricted Subsidiary, as the case may be, receives Permitted Consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of.

                  (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary must apply such Net
Proceeds:

                  (i) to permanently reduce Indebtedness of the Company or one or more Restricted Subsidiaries under the Credit Agreement (and to correspondingly reduce commitments with respect thereto);

                  (ii) to offer to repurchase and repurchase the Existing Senior Notes to the extent required by the indenture governing the Existing Senior Notes; or

                  (iii) to make capital expenditures or acquire long-term assets used or useful in its businesses or in businesses similar or related to the businesses of the Company immediately prior to the Issue Date.

                  (c) Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving credit portion of the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (x) the principal amount of the Notes tendered in such Asset Sale Offer and (y) the principal amount of such Pari Passu Indebtedness), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with Section 4.03 hereof. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  (d) Notwithstanding the foregoing provisions of paragraph (c) of this Section 5.04, the Company and its Restricted Subsidiaries may sell or dispose of property, whether in the form of assets or capital stock of a Restricted Subsidiary, in the aggregate amount not exceeding $15.0 million in any year, and any notes received by the Company or its Restricted Subsidiaries as consideration in any disposition made pursuant to such $15.0 million exclusion from the provisions of this covenant shall not be taken into account in determining whether the $75.0 million limitation set forth in the definition of "Permitted Consideration" has been met.

Section 5.05        Transactions with Affiliates.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than the Company, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor) (each of the foregoing, an "Affiliate Transaction"), unless:

                  (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction with an unrelated Person; and

                  (b) the Company delivers to the Trustee:

                           (i) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors; and

                           (ii) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, both an Officers' Certificate referred to in clause (i) and an opinion as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1.0 billion;

provided, however, that this Section 5.05 shall not apply to (A) fees, compensation and employee benefits, including bonuses, retirement plans and stock options, paid to or established for directors and officers of the Company or any Restricted Subsidiary in the ordinary course of business and approved by a majority of the Disinterested Directors and (B) transactions in the ordinary course of business with customers, vendors and suppliers, the terms of which have been approved in good faith by an officer of the Company.

Section 5.06        Liens.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any asset of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for Permitted Liens, unless contemporaneously therewith:

                  (a) in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is senior in priority to the Lien securing such Subordinated Indebtedness; and

                  (b) in all other cases, the Notes or such Note Guarantee, as the case may be, is secured on an equal and ratable basis.

Section 5.07        Offer to Repurchase upon Change of Control.

                  (a) If a Change of Control shall occur at any time (the date of such occurrence, the "Change of Control Date"), then each Holder of Notes shall have the right, to the extent not inconsistent with the Company's bylaws as in effect on the Issue Date, to require the Company to purchase such Holder's Notes in whole or in part in integral multiples of $1,000 at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, at the date of purchase (the "Change of Control Purchase Date"), pursuant to and in accordance with the offer described in this Section 5.07 (the "Change of Control Purchase Offer").

                  (b) Within 30 days following the Change of Control Date, the Company shall send, by first class mail, a notice to the Holders and the Trustee stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 5.07 and that all Notes validly tendered will be accepted for payment;

                  (ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Offer Payment Date") other than as may be required by law;

                  (iii) that any Note not tendered will continue to accrue interest;

                  (iv) that any Note accepted for payment pursuant to the Change of Control Purchase Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

                  (v) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Purchase Offer may only elect to have such Note purchased in integral multiples of $1,000;

                  (vi) that if a Holder elects to have a Note purchased pursuant to the Change of Control Purchase Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Offer Payment Date;

                  (vii) that a Holder will be entitled to withdraw its election if the Company receives, not later than the third Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

                  (viii) that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

                  (c) On or before the Offer Payment Date, the Company shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered pursuant to the Change of Control Purchase Offer, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 5.07. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Offer Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 5.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.07 by virtue thereof.

                  (e) The Company is not required to make a Change of Control Purchase Offer upon a Change of Control if a third party (i) makes the Change of Control Purchase Offer in the manner and at the time and otherwise in compliance with the terms of this Section 5.07, and (ii) purchases all Notes validly tendered and not withdrawn under the Change of Control Purchase Offer.

Section 5.08        Limitation on Issuances and Sales of Capital Stock of
                    Subsidiaries.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

                  (i) such transfer, conveyance, sale or other disposition of all of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries; and

                  (ii) such transaction is made in accordance with Section 5.04 hereof provided that 85% of the proceeds from such a sale of Capital Stock of any Restricted Subsidiary that is a Significant Subsidiary shall consist of cash or Temporary Cash Investments.

                  (b) Notwithstanding the foregoing or the provisions of any other covenant, the Company or any Restricted Subsidiary may sell Qualified Capital Stock of any Restricted Subsidiary in a Public Equity Offering; provided that:

                  (i) 100% of the Net Proceeds from such Public Equity Offering shall be in cash and shall be applied as provided in Section 5.04 hereof; and

                  (ii) the Tangible Assets of such Restricted Subsidiary do not exceed 10% of the Consolidated Tangible Assets of the Company, determined as of the last day of the quarter ending immediately before the commencement of such Public Equity Offering.

Section 5.09        Payments for Consent.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or oth-erwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 5.10       Additional Guarantees.

                  If any existing or future Restricted Subsidiary shall, after the Issue Date, guarantee the Credit Agreement or any Existing Notes, the Company will cause any such Restricted Subsidiary to:

                  (a) execute and deliver to the Trustee a supplement to this Supplemental Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes on a senior basis; and

                  (b) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that a supplement to this Supplemental Indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of the Indenture.

Section 5.11       Termination of Certain Covenants in Event of Investment Grade
                   Rating.

                  In the event that each of the Rating Categories assigned to the Notes by the Rating Agencies is Investment Grade, the obligations under the covenants contained in Sections 5.01, 5.03, 5.04, 5.05, 5.08 and clause (iii) of
Section 6.01(a) hereof shall cease to apply to the Company and its Restricted Subsidiaries from and after the date on which the second of the Rating Agencies notifies the Company of the assignment of such Rating Category. Notwithstanding the foregoing, if the Rating Category assigned by either Rating Agency to the Notes should subsequently decline below Investment Grade, the foregoing covenants and such Consolidated Net Worth requirement shall be reinstituted as and from the date of such rating decline.

Section 5.12       Additional Interest.

                  If Additional Interest is payable pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating the amount of such Additional Interest that is payable.

Section 5.13       Reports.

                  (a) Whether or not required by the rules and regulations of the Commission, including the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Holders:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were re-quired to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the consolidated financial statements required by Form 10-K by the Company's independent certified public accountants; and

                  (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors or prospective investors who request it in writing.

                                   ARTICLE VI

                                SUCCESSOR COMPANY

Section 6.01        Merger, Consolidation and Sale of Assets.

                  (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                  (i) either:

                           (A) the Company shall be the surviving or continuing
                  corporation; or

                           (B) the Person (if other than the Company) formed by
                  such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall, in any case, expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, under the Notes and the Indenture, and the Indenture shall remain in full force and effect;

                  (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been in-curred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

                  (iv) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
         Section 5.03 above;

                  (v) each Guarantor, unless it is the other party to the transactions described above, shall have confirmed, by supplemental indenture to the Indenture, that its respective Note Guarantee with respect to the Notes shall apply to such Person's obligations under the Indenture and the Notes;

                  (vi) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 5.06 hereof are complied with; and

                  (vii) the Company shall have delivered, or caused to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereto, if required, comply with the provisions in clauses (i) through (vi) of this paragraph (a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) The foregoing paragraph (a) shall not prohibit a merger of any Restricted Subsidiary of the Company with and into the Company or a merger effected solely for the purpose of reincorporating the Company in another jurisdiction.

Section 6.02        Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that, in the case of a transfer by lease, the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

Section 7.01        Events of Default.

                  An "Event of Default" occurs if:

                  (a) there shall be a default in the payment of any interest on the Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days;

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Notes at Maturity;

                  (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (a) or (b) or in clauses (ii) or
         (iii) of this clause (c)), and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

                           (A) to the Company by the Trustee; or

                           (B) to the Company and the Trustee by the Holders of
                  at least 25% in aggregate principal amount of the outstanding Notes;

                      (ii) there shall be a default in the performance or breach of the provisions described in Article VI or Section 5.04; or

                     (iii) the Company shall have failed to comply with the provisions of Section 5.07 for any reason, including the inconsistency of such covenant with the Company's Bylaws as in effect on the Issue Date;

                  (d) (i) any default in the payment of the principal of any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $50.0 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived; or

                       (ii) an event of default as defined in any of the agreements, indentures or instruments described in clause (i) of this clause (d) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

                  (e) any Note Guarantee of any Significant Subsidiary individually or any other Subsidiaries if such Restricted Subsidiaries in the aggregate represent 15% or more of Consolidated Total Assets with respect to the Notes shall for any reason cease to be, or be asserted in writing by the Company, any Guarantor or any other Restricted Subsidiary of the Company, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Note Guarantee in accordance with the Indenture;

                  (f) one or more judgments, orders or decrees for the payment of money in excess of $50.0 million (net of amounts covered by insurance, bond or similar instrument), either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and either:

                           (i) any creditor shall have commenced an enforcement
                  proceeding upon such judgment, order or decree; or

                          (ii) there shall have been a period of 60 consecutive
                  days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (g) there shall have been the entry by a court of competent jurisdiction of:

                           (i) a decree or order for relief in respect of the
                  Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law; or

                          (ii) a decree or order adjudging the Company or any
                  Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                  (h) (i) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

                          (ii) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an in-voluntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

                           (iii) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

                           (iv) the Company or any Significant Subsidiary:

                                    (A) consents to the filing of such petition
                           or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property;

                                    (B) makes an assignment for the benefit of
                           creditors; or

                                    (C) admits in writing its inability to pay
                           its debts generally as they become due; or

                           (v) the Company or any Significant Subsidiary takes
                  any corporate action in furtherance of any such actions in this clause (h).

Section 7.02        Acceleration.

                  (a) If an Event of Default (other than as specified in clause
(g) or (h) of Section 7.01 hereof) shall occur and be continuing with respect to the Notes, the Trustee, by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount then outstanding of such Notes, by notice in writing to the Trustee and to the Company, may declare such Notes due and payable immediately. Upon such declaration, all amounts payable in respect of such Notes shall be immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 7.01 hereof occurs and is continuing, then all of the outstanding Notes under the Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee thereunder or any Holder.

                  (b) After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount outstanding of Notes, by written notice to the Company and the Trustee, may annul such declaration if:

                           (i) the Company has paid or deposited with the
                  Trustee a sum sufficient to pay:

                                    (A) all sums paid or advanced by the Trustee
                           under the Notes and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel;

                                    (B) all overdue interest on all of the
                           Notes; and

                                    (C) to the extent that payment of such
                           interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

                           (ii) all Events of Default, other than the
                  non-payment of principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived in writing.

                  (c) The Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of the Holders of all of such Notes, waive any past defaults under the Indenture except a default in the payment of the principal of, premium, if any, or interest on any such Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each such outstanding Note.

Section 7.03        Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 7.04        Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice in writing to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05        Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may, by written notice, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in any personal liability.

Section 7.06        Limitation on Suits.

                  A Holder of a Note may pursue a remedy with respect to the Indenture or the Notes only if:

                  (a) a Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

                  A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 7.07        Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note so held, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08        Collection Suit by Trustee.

                  If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 7.7 of the Base Indenture.

Section 7.09        Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10        Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 of the Base Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

Section 7.11        Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article VIII.

Section 8.02        Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and the Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this
Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03        Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10 and 5.11 hereof, clauses (iii), (iv)
and (vi) of Section 6.01 hereof and Section 4.5 of the Base Indenture with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being under-stood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 7.01(c), (d), (e) and (g) hereof shall not constitute Events of Default.

Section 8.04        Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity thereof or on the applicable redemption date (such date being referred to as the "Defeasance Redemption Date"), as the case may be, and any other amounts owing under this Indenture, if in the case of a Defeasance Redemption Date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such Defeasance Redemption Date;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, that the foregoing opinion of independent counsel required by this clause (b) with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal in-come tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article VIII concurrently with such incurrence);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any material agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantor over any other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, any Guarantor or others; and

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06        Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07        Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.08        Satisfaction and Discharge.

                  The Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (a) either:

                           (i) all Notes issued under the Indenture and
                  theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment funds have been deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (ii) all Notes issued under the Indenture and not
                  theretofore delivered to the Trustee for cancellation;

                                    (A) have become due and payable or

                                    (B) will become due and payable at their
                           Stated Maturity or pursuant to an optional redemption within one year, and either the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness in respect of the Notes, for principal of, premium and interest to the date of redemption or Stated Maturity, as the case may be;

                  (b) the Company or any Guarantor has paid all other sums payable by the Company and any Guarantor under the Indenture;

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent to the satisfaction and discharge of the Indenture, as specified therein, have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; and

                  (d) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

                  Notwithstanding the satisfaction and discharge of the Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii)(B) of clause (a) of this Section, the provisions of Section 7.7 of the Base Indenture, Section 10.02 and Section 8.06 shall survive.

Section 8.09        Application of Trust Money.

                  Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 8.08 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.08 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.08; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders of Notes.

                  Notwithstanding Section 9.02 of the Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II of the Base Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders by a successor to the Company or a Guarantor pursuant to Article VI or Article X hereof, as the case may be;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights hereunder of any Holder of the Note;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

                  (f) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

                  (g) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

                  Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.2 of the Base Indenture, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 9.02        With Consent of Holders of Notes.

                  Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement the Indenture (including Sections 4.03, 5.04 and 5.07 hereof), the Note Guarantees and the Notes with the written consent of the Holders of at least a majority in princi-pal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 7.04 and 7.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 of the Base Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 7.04 and 7.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive in writing compliance in a particular instance by the Company with any provision of the Indenture or the Notes. However, without the written consent of each Holder affected, an amendment or waiver under this
Section 9.02 may not (with respect to any Notes held by a non-consenting
Holder):

                  (a) change the Stated Maturity or the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

                  (b) after a Change of Control has occurred, amend, change or modify the obligation of the Company to make and consummate a Change of Control Purchase Offer with respect to such Change of Control or modify any of the provisions or definitions with respect thereto;

                  (c) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to a modification, amendment, supplement or waiver;

                  (d) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of each Holder;

                  (e) make any change in Section 7.04 or 7.07 hereof or in the foregoing amendment and waiver provisions; or

                  (f) except as otherwise permitted under Article VI consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture.

Section 9.03        Compliance with Trust Indenture Act.

                  Every amendment or supplement to the Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04        Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05        Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06        Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 of the Base Indenture) shall be fully protected in relying conclusively upon, in addition to the documents required by Section 11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture.

                                    ARTICLE X

                                    GUARANTEE

Section 10.01       Guarantee.

                  Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, solely with respect to the Notes (and any Note Guarantee endorsed thereon).

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of this Note Guar-antee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article VII hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02       Limitation on Guarantor Liability.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03       Execution and Delivery of Note Guarantee.

                  To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that the Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

                  Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  If an Officer whose signature is on the Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in the Indenture on behalf of the Guarantors.

                  In the event that any Restricted Subsidiary is required to guarantee the Indebtedness in respect to the Notes in accordance with Section
5.10 hereof, the Company shall cause such Restricted Subsidiaries to execute a supplement to this Supplemental Indenture and Note Guarantees in accordance with
Section 5.01 hereof and this Article X, to the extent applicable.

Section 10.04       Guarantors May Consolidate, etc., on Certain Terms.

                  Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

                  (a) subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Articles V and VI hereof, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05       Releases of Note Guarantees.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation, liquidation, dissolution or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor otherwise in compliance with this Indenture, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 5.04 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other dis-position was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 5.04 hereof, the Trustee shall execute any documents reasonably required and requested of it in writing in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                  (b) Upon the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary otherwise in compliance with the Indenture, such Guarantor will be deemed released from its obligations under its Note Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer.

                  (c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article X.

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01       Trust Indenture Act Controls.

                  If any provision of the Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 11.02      Notices.

                  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

                  Fleming Companies, Inc.
                  1945 Lakepointe Drive
                  Lewisville, Texas  75029
                  Telecopier No.:  (972) 906-1555
                  Attention:  Chief Financial Officer

         With a copy to:

                  Latham & Watkins
                  505 Montgomery Street, 19th Floor
                  San Francisco, CA  94111
                  Telecopier No.:  (415) 395-8095
                  Attention:  Tracy Edmonson, Esq.

         If to the Trustee:

                  Manufacturers and Traders Trust Company
                  One M & T Plaza
                  7th Floor, Corporate Trust Department
                  Buffalo, New York  14203

                  The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03     Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04       Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05       Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06       Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08       Governing Law.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09       No Adverse Interpretation of Other Agreements.

                  The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 11.10       Successors.

                  All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors. All agreements of each Guarantor in the Indenture shall bind its successors, except as otherwise provided in Section 11.05.

Section 11.11       Severability.

                  In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12       Counterpart Originals.

                  The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13       Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                FLEMING COMPANIES, INC.


                                By:  /s/ Carlos M. Hernandez
                                   --------------------------------------------
                                   Name: Carlos M. Hernandez
                                   Title:  Senior Vice President, General
                                           Counsel and Secretary


                                ABCO FOOD GROUP, INC.
                                BAKER'S FOOD GROUP, INC.
                                RAINBOW FOOD GROUP, INC.
                                RETAIL INVESTMENTS, INC.

                                Each, a Subsidiary Guarantor

                                By: /s/  Timothy M. Otte
                                   --------------------------------------------
                                   Name: Timothy M. Otte
                                   Title:  Secretary


                                AG, L.L.C., a Subsidiary Guarantor

                                By: Fleming Companies, Inc., sole member

                                  By: /s/ Carlos M. Hernandez
                                   --------------------------------------------
                                     Name: Carlos M. Hernandez
                                     Title: Senior Vice President, General
                                            Counsel and Secretary


                                FOOD 4 LESS BEVERAGE COMPANY, INC.,
                                a Subsidiary Guarantor

                                  By: /s/ Charles L. Hall
                                   --------------------------------------------
                                       Name: Charles L. Hall
                                       Title: President

                                ABCO MARKETS INC.
                                ABCO REALTY CORP.
                                AMERICAN LOGISTICS GROUP, INC.
                                CARDINAL WHOLESALE, INC.
                                DUNIGAN FUELS, INC.
                                FAVAR CONCEPTS, LTD.
                                FLEMING FOODS MANAGEMENT CO. L.L.C.
                                FLEMING FOODS OF TEXAS L.P.
                                FLEMING INTERNATIONAL LTD.
                                FLEMING SUPERMARKETS OF FLORIDA, INC.
                                FLEMING TRANSPORTATION SERVICE, INC.
                                FLEMING WHOLESALE, INC.
                                FUELSERV, INC.
                                GATEWAY INSURANCE AGENCY, INC.
                                HEAD DISTRIBUTING COMPANY
                                LAS, INC.
                                MINTER-WEISMAN CO.
                                PIGGLY WIGGLY COMPANY
                                PROGRESSIVE REALTY, INC.
                                RETAIL SUPERMARKETS, INC.
                                RFS MARKETING SERVICES, INC.
                                RICHMAR FOODS, INC.
                                SCRIVNER TRANSPORTATION, INC.

                                Each, a Subsidiary Guarantor


                                  By: /s/ Carlos M. Hernandez
                                   --------------------------------------------
                                      Name: Carlos M. Hernandez
                                      Title: Secretary

                                MANUFACTURERS AND TRADERS TRUST COMPANY,
                                   not in its individual capacity, but
                                   solely as Trustee

                                By: /s/ Russell T. Whitley
                                   --------------------------------------------
                                   Name:  Russell T. Whitley
                                   Title:  Assistant Vice President